UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2013

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2013, RB Trademark Holdco LLC (“Seller”), a wholly-owned subsidiary of Kid Brands, Inc. (the “Company”), entered into an acquisition agreement (the “Agreement”) with Larsen and Bowman Holdings Ltd., a Limited Corporation organized under the laws of British Columbia (“Buyer”), for the sale by Seller to Buyer of specified intellectual property, consisting generally of the “Russ” and “Applause” trademarks and trade names, and associated goodwill (collectively, the “IP”). The purchase price for the IP (which has no value on the Company’s books) was $1.25 million, payable by Buyer to Seller by promissory note (the “Note”). A $0.1 million installment on the Note was paid on July 2, 2013, a payment of $0.65 million is due July 31, 2013, and the remaining $0.5 million is payable in specified installments over a four year period. The obligations of the Buyer under the Note are secured by the IP pursuant to the terms of a Security Agreement dated June 30, 2013.

Pursuant to the Agreement, the Buyer has the right, by notice to Seller on or before July 31, 2013, to terminate the Agreement: (i) if the Company’s senior lender (who has consented to this transaction) fails to release its security interest in the IP, or Seller fails to record such release with the U.S. Patent and Trademark Office, in either case on or before July 31, 2013; or (ii) if Seller fails to renew or otherwise maintain trademark registrations of the IP in specified jurisdictions, and such failure has a material and adverse effect on the value of the IP. In the event of any such termination, the IP shall be transferred back to Seller, the Note shall be cancelled, and any payments made thereon shall be returned to Buyer.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of July 5, 2013, Kerry Carr, the Company’s Executive Vice President and Chief Operating Officer, assumed the additional role of Chief Financial Officer of the Company (serving as principal financial officer and principal accounting officer), replacing James Christl, who previously served in such capacities and who resigned as Senior Vice President and Chief Financial Officer of the Company for personal reasons effective July 1, 2013.

Ms. Carr, age 49, has served as the Company’s Executive Vice President and Chief Operating Officer since September 12, 2012. Prior thereto (since June 21, 2012 until her appointment as COO), she served the Company as a consultant. Her services during such period included, among other things, assessing the Company’s internal audit function and controls; consulting on the development of operational metrics for all business units; review and restructuring of the Company’s logistical configuration; and development of a unified budget methodology. Prior to joining the Company, Ms. Carr served in various roles for almost a decade at Avon Products, Inc., a New York Stock Exchange listed global beauty products company, most recently as Group Vice President – Long Range Business Review Initiative (November 2011-April 2012), where she performed a comprehensive operating and financial assessment of Avon’s global business, and prior thereto as Group Vice President – Global Supply Chain Finance (February 2008-November 2011); Vice President – Finance Transformation (July 2006-March 2008); Vice President (August 2005-July 2006), with responsibility for identifying and overseeing execution of Avon’s multi-year restructuring initiatives; and Vice President – Internal Audit (June 2003-August 2005). Preceding her tenure at Avon, she was Vice President – Internal Audit and Security at AT&T (September 2001-June 2003), and served in various capacities at the Walt Disney Company (1996-2001), including her latest position there as Senior Vice President and CFO – ABC Broadcasting.

Section 8 — Other Events

Item 8.01 Other Events

On July 5, 2013, the Company issued a press release announcing the appointment of Ms. Carr as Chief Financial Officer and the resignation of Mr. Christl.

On July 5, 2013, the Company issued a press release announcing the sale of specified intellectual property.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit 99.1 Press Release, dated July 5, 2013, announcing the appointment of Ms. Carr as Chief Financial Officer and the resignation of Mr. Christl.

Exhibit 99.2 Press Release, dated July 5, 2013, announcing the sale of specified intellectual property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2013	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and
General Counsel

Exhibit Index

Exhibit	Document

Exhibit 99.1	Press Release, dated July 5, 2013, announcing the appointment of Ms. Carr as Chief Financial Officer and the resignation of Mr. Christl.

Exhibit 99.2	Press Release, dated July 5, 2013, announcing the sale of specified intellectual property.